SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Soliciting Material Pursuant to § 240.14a-11(c)or §240.14a-12

                     STATE STREET CORPORATION
 .................................................................
         (Name of Registrant as Specified In Its Charter)

 .................................................................
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
    ............................................................
    2) Aggregate numer of securities to which transaction applies:
    ............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ............................................................
    4) Proposed maximum aggregate value of transaction:
    ............................................................
    5) Total fee paid:
    ............................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrationstatement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    ...............................
    2) Form, Schedule or RegistrationStatement No.:
    ...............................
    3) Filing Party:
    ...............................
    4) Date Filed:
    ................................

                    [STATE STREET LOGO]

                                              Marshall N. Carter
                            Chairman and Chief Executive Officer





                                                   March 10, 1998





DEAR STOCKHOLDER:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of State Street Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 15, 1998, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTORS NOMINATED.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                                   Sincerely,
                                   /s/Marshall N. Carter


                       State Street Corporation
                          225 Franklin Street
                         Boston, MA 02110-2804

                         [STATE STREET LOGO]



              NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
     STATE STREET CORPORATION:

     The 1998 Annual Meeting of Stockholders of State Street Corporation will be held on Wednesday, April 15, 1998, at 10:00 a.m., Eastern Time, at 225 Franklin Street, Fifth Floor, Boston, Massachusetts, for the following purposes:

     1. To elect six directors, each for a three-year term; and

     2. To act upon such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on February 27, 1998 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR YOUR USE. FURNISHING THIS PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE THIS PROXY OR TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                              By Order of the Board of Directors,

                                    Maureen Scannell Bateman
                                          Secretary


March 10, 1998


                    State Street Corporation
                       225 Franklin Street
                      Boston, MA 02110-2804

                     STATE STREET CORPORATION
         225 Franklin Street, Boston, Massachusetts 02110

                          PROXY STATEMENT

     This proxy statement, and the accompanying proxy, which are scheduled to be sent to stockholders beginning on March 10, 1998, are furnished in connection with the solicitation by the Board of Directors of State Street Corporation (the "Corporation") of proxies for the 1998 Annual Meeting of Stockholders of the Corporation to be held on April 15, 1998 and at any adjournments thereof. The Board of Directors has fixed the close of business on February 27, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. On the record date 161,012,794 shares of Common Stock of the Corporation were outstanding and entitled to be voted at the meeting.

     All shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, proxies will be voted in accordance with the recommendations of the Board of Directors. Each share of Common Stock is entitled to one vote. Any proxy may be revoked at any time before it is voted by notifying the Secretary in writing, by executing a later dated proxy or by notifying the Secretary at the meeting and voting in person.

     The Corporation will bear the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone and other means of communication by regular employees of the Corporation and its principal subsidiary, State Street Bank and Trust Company (the "Bank"), without any additional remuneration and at minimal cost. The Corporation intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and to obtain authorization for the execution of proxies. In addition, the Corporation has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. The cost of such services is $8,500, plus expenses.

     The Corporation's Annual Report, including financial statements for the year ended December 31, 1997, is being mailed to stockholders together with this proxy statement.


                        ELECTION OF DIRECTORS

     In accordance with Massachusetts law, the By-laws of the Corporation provide for the classification of the Board into three classes of directors as nearly equal in number as possible, each class serving a three-year term, with one class of directors to be elected at each annual meeting of stockholders for the term specified and to continue in office until their successors are elected and qualified. The exact number of directors is to be determined by vote of the Board of Directors. Pursuant to the By-laws, at a meeting on December 18, 1997, the Board of Directors fixed the number of directors at 18, effective with the 1998 Annual Meeting. There are currently 19 directors of the Corporation. David B. Gruber and Diana Chapman Walsh were elected Class II directors by the Board on September 18, 1997. Joseph A. Baute, a Class II director, will be retiring from the Board at the expiration of his present term.

     It is intended that shares represented by proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted for the election of the six nominees listed below as directors to serve for a three year term expiring at the Annual Meeting to be held in 2001. Although the Board of Directors does not contemplate that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, such shares may be voted for substitute nominees, if any, as may be designated by the Board of Directors. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Corporation, principal occupation and other biographical material is shown below.

DIRECTORS TO BE ELECTED AT THE 1998 ANNUAL MEETING

Class II

DAVID P. GRUBER                                           Director since 1997

     Chairman, Chief Executive Officer and Director of Wyman-Gordon Company, a manufacturer of forging, investment casting and composite airframe structures for the commercial aviation, commercial power and defense industries, since 1997. Mr. Gruber, age 56, joined Wyman-Gordon in 1991 as president and chief operating officer, became a director in 1992 and president and chief executive officer in 1994. Mr. Gruber began his career with General Tire and Rubber Company. From 1978 to 1991 he was with Norton Company, including serving as vice president of Advanced Ceramics, from 1987 to 1991. He is a member of the board of trustees of Manufacturers' Alliance for Productivity and Innovation. Mr. Gruber has a B.S. degree from Ohio State University.

CHARLES R. LAMANTIA                                       Director since 1993

     President and Chief Executive Officer of Arthur D. Little, Inc., which provides management, technology and environmental consulting services. Dr. LaMantia, age 58, was president and chief operating officer of Arthur D. Little, Inc. from 1986 to 1988. Prior to rejoining Arthur D. Little in 1986, he was president of Koch Process Systems, Inc. From 1977 to 1981, Dr. LaMantia was vice president in charge of Arthur D. Little's services to the chemical, metals and energy industries, having assumed that position after 10 years on the firm's consulting staff. He is a member of The Conference Board and the Massachusetts Business Roundtable. Dr. LaMantia received B.A., B.S., M.S. and Sc.D. degrees from Columbia University and attended the Advanced Management Program at Harvard Business School.

ALFRED POE                                                 Director since 1994

     Chief Executive Officer of MenuDirect Corporation, a direct home delivery prepared food service, since 1997. Mr. Poe, age 49, was formerly the president of the Meal Enhancement Group and Corporate Vice President of the Campbell Soup Company which he joined in 1991. From 1982 to 1991, he was with Mars, Inc. and held various sales and marketing assignments in the United States and the United Kingdom. He is a member of the board of directors of B&G Foods, Inc., the LEAD (Leadership, Education and Development) Program for minority students and the Executive Leadership Council. Mr. Poe holds a B.S. degree from Polytechnic Institute of Brooklyn and an M.B.A. from the Harvard Graduate School of Business.

DAVID A. SPINA                                            Director since 1989

     President and Chief Operating Officer of the Corporation since 1995. Mr. Spina, age 55, joined State Street in 1969 as a credit analyst. He was elected executive vice president in 1982 and vice chairman in 1992. Mr. Spina held the positions of chief financial officer and treasurer from 1977 to 1992. Mr. Spina oversees the Corporation's investor services businesses, which consist of custody, recordkeeping and related information services for institutional investors, including marketing, customer service, operations, systems and technology development. He is a director of the Metropolitan Boston Housing Partnership, Inc., chairman of the Massachusetts Taxpayers Foundation, Inc., trustee of the Dana Hall School and a member of the Banker's Roundtable. Mr. Spina is Chairman Emeritus of the Massachusetts Housing Investment Corporation and a former director of the Massachusetts Bankers Association. Mr. Spina holds a B.S. degree from the College of the Holy Cross and an M.B.A. from Harvard University. He was an officer in the United States Navy from 1964 to 1969, serving a combat tour of duty in Vietnam.

DIANA CHAPMAN WALSH                                       Director since 1997

     President of Wellesley College, since 1993. Prior to becoming President of Wellesley College, Dr. Walsh, age 53, was professor and Chairman of the Department of Health and Social Welfare at the Harvard School of Public Health. She serves on the board of directors of the Consortium on Financing Higher Education and is a member of the American Council on Education Commission on International Education. Dr. Walsh received a B.A. degree from Wellesley College, M.S. and Ph.D. degrees from Boston University and Doctor of Humane Letters, honorus causa, from Boston University and Deree College, American College of Greece.

ROBERT E. WEISSMAN                                         Director since 1989

     Chairman, Chief Executive Officer and Director of Cognizant Corporation, which provides information systems and commercial data services, since 1996. Cognizant is one of three companies resulting from the restructuring of The Dun & Bradstreet Corporation. Mr. Weissman, age 57, joined Dun & Bradstreet in 1979. He became Chief Executive Officer in 1994 and Chairman in 1995. He is a member of the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, The Business Roundtable, the Committee for Economic Development and The U.S.-Japan Business Council and is a trustee of Babson College. Mr. Weissman received a degree in Business Administration from Babson College in 1964.

DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING

Class III

TENLEY E. ALBRIGHT, M.D.                                   Director since 1993

     Physician and surgeon. Dr. Albright's concentration in medicine and health sciences stems from her specialty of general surgery. Following 23 years in private practice of surgery, Dr. Albright, age 62, founded and became chairman of a clinical diagnostic research laboratory. She is Chairman of Western Resources, Inc., a holding company of varied assets with plans for a research and development park and a senior care facility, since 1994. She serves on the board of directors of The West Company and the Whitehead Institute for Biomedical Research, and is a member of the Board of Regents of the National Library of Medicine, National Institutes of Health, the corporation of Woods Hole Oceanographic Institution, New England Baptist Hospital, the Massachusetts Society for Medical Research, and the Board of Visitors of the Harvard Medical Institute for Research and Education. Dr. Albright graduated from Harvard Medical School after attending Radcliffe College and has received honorary degrees from Williams College, Hobart and William Smith Colleges, Russell Sage College, New England School of Law, Chatham College, State University of New York at Cortland, Springfield College and Lasell College. Dr. Albright won the Gold Medal in figure skating at the 1956 Olympics in Cortina, Italy.

MARSHALL N. CARTER                                         Director since 1991

     Chairman and Chief Executive Officer of the Corporation. Prior to joining State Street in 1991, Mr. Carter, age 57, was with Chase Manhattan Bank for 15 years, the last three years as head of global securities services. He served as a Marine Corps officer in Vietnam for two years where he was awarded the Navy Cross and Purple Heart and had international affairs service as a White House Fellow. Mr. Carter is a member of the board of directors of Euroclear in Brussels and the Federal Reserve Bank of Boston. Mr. Carter holds a degree in civil engineering from the U.S. Military Academy at West Point and masters degrees from the Naval Postgraduate School and George Washington University.

NADER F. DAREHSHORI                                        Director since 1990

     Chairman of the Board, President and Chief Executive Officer of Houghton Mifflin Company, publisher. Mr. Darehshori, age 61, served as College Division vice president and manager of Houghton Mifflin's midwestern sales region from 1984 until he was promoted to vice president and director of the College Division in 1986. In 1987 he was elected senior vice president, College Division. He was promoted to executive vice president and then to vice chairman in 1989 and to his present position in 1990. Mr. Darehshori has served as a director of Houghton Mifflin Company since 1989 and is chairman of its executive committee. He is a director of Commercial Union Corporation and the Massachusetts Business Roundtable. He is a trustee of Wellesley College, the WGBH Educational Foundation and the Boston Symphony Orchestra. He is a member of the Dana-Farber National Advisory Council for the Women's Cancers Program. Mr. Darehshori also serves on the board of the Boston Public Library Foundation.

CHARLES F. KAYE                                            Director since 1979

     Chairman, Transportation Investments, Incorporated, a lessor and asset manager of intermodal transportation equipment. Mr. Kaye, age 70, is a graduate of St. Thomas University and received a J.D. degree from Boston College Law School. He was senior partner of the firm of Kaye, Sheldon and Barton and special counsel to the Massachusetts Institute of Technology before joining XTRA Corporation in 1967 as a director and general counsel. Mr. Kaye became vice chairman in 1970 and served as chairman, president and chief executive officer of XTRA from 1973 to 1990. Mr. Kaye is a trustee of Bentley College and Lawrence Academy, a member of the Visiting Committee of the Massachusetts General Hospital, chairman of the Alpha Omega Foundation and town moderator of Littleton, Massachusetts. He has been the recipient of the Association of American Railroads annual Intermodal Man of the Year Award and the Air Force Association Distinguished Service Award.

JOHN M. KUCHARSKI                                          Director since 1991

     Chairman of the Board and Chief Executive Officer of EG&G, Inc., which provides scientific and technological products and services worldwide. Mr. Kucharski, age 62, joined EG&G in 1972 and was elected president and director in 1986. He is a director of Nashua Corporation and New England Electric System. He serves on the boards of trustees of Marquette University and George Washington University. He is also a member of the president's council and the advisory council to the College of Engineering of Marquette University. Mr. Kucharski holds a B.S. degree from Marquette University, a J.D. degree from George Washington University and is a member of the District of Columbia Bar Association.

BERNARD W. REZNICEK                                        Director since 1991

     President, Premier Group, since 1996, and National Director, Utility Marketing of Central States Indemnity Co. of Omaha, since 1997. From 1994 to 1996, Mr. Reznicek, age 61, was dean of the College of Business Administration of Creighton University. From 1987 to 1990, he was president and chief operating officer of Boston Edison Company. In 1990, he became chief executive officer, and in 1992, he was elected chairman of Boston Edison, serving until 1994. Prior to joining Boston Edison, he was president and chief executive officer of Omaha Public Power District. Mr. Reznicek holds a B.S. degree from Creighton University and an M.B.A. from the University of Nebraska. He serves on the boards of CalEnergy Company, Guarantee Life Company, Stone & Webster Incorporated and CSG Systems International.

DIRECTORS SERVING UNTIL THE 2000 ANNUAL MEETING

Class I

I. MACALLISTER BOOTH                                       Director since 1990

     Retired Chairman, President and Chief Executive Officer of Polaroid Corporation, a manufacturer of instant image recording products. Mr. Booth, age 66, joined Polaroid in 1958 as a supervisor in the Film Division. He is a director of John Hancock Mutual Life Insurance Company, Western Digital Corporation, past chairman of Inroads National Board of Directors and a member of the board of trustees of Eye Research Institute. He received B.S. and M.B.A. degrees from Cornell University.

JAMES I. CASH, JR.                                         Director since 1991

     James E. Robison Professor of Business Administration at the Harvard University Graduate School of Business Administration. Dr. Cash, age 50, has been a faculty member of the Harvard Business School since 1976. He is a director of Cambridge Technology Partners, Inc., The Chubb Corporation, Knight-Ridder, Inc., General Electric Company, Tandy Corporation and WinStar Communications. He received a B.S. degree in mathematics from Texas Christian University and M.S. and Ph.D. degrees in computer science and management information systems from Purdue University.

TRUMAN S. CASNER                                           Director since 1990

     Partner in the law firm of Ropes & Gray. Mr. Casner, age 64, received an A.B. degree from Princeton University in 1955 and an LL.B. from Harvard Law School in 1958. He served as law clerk to Chief Justice Wilkins of the Massachusetts Supreme Judicial Court and joined Ropes & Gray in 1959, becoming a partner in 1968. He is a trustee of the Museum of Science, Boston, chairman of the corporation and past president of Belmont Hill School, a member of the corporation of Woods Hole Oceanographic Institution and a director of the Massachusetts Business Roundtable. He is a member of the American Law Institute.

ARTHUR L. GOLDSTEIN                                        Director since 1995

     Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water.
Mr. Goldstein, age 62, is a director of Cabot Corporation. He is a member of the National Academy of Engineering and its Industry Advisory Board and a member of the visiting committees at Harvard Business School and Harvard School of Public Health. He is a trustee of the California Institute of Technology and the Massachusetts General Physician's Organization, Inc., a director of Jobs for Massachusetts, Inc. and the Massachusetts High Technology Council. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnic Institute, an M.S. in chemical engineering from the University of Delaware and an M.B.A. from Harvard Business School.

DAVID B. PERINI                                            Director since 1980

     Chairman of Perini Corporation, a construction and real estate development company. Mr. Perini, age 60, holds a B.S. degree from the College of the Holy Cross and received a J.D. degree from Boston College Law School in 1962. He joined Perini Corporation in 1962. He has received awards from the National Conference of Christians and Jews and the Italian American Charitable Society and received the 1994 Ralph Lowell Distinguished Citizen Award. Mr. Perini is a trustee of St. John's Preparatory School.

DENNIS J. PICARD                                          Director since 1991

     Chairman and Chief Executive Officer of Raytheon Company, a diversified, technology-based international company. Mr. Picard, age 65, joined Raytheon in 1955 and held engineering and management assignments leading to his election as president and director in 1989. He is a member of the National Academy of Engineering and its Industry Advisory Board, a fellow of the American Institute of Aeronautics and Astronautics and a fellow of the Institute of Electrical and Electronic Engineers. Mr. Picard is a trustee of Northeastern University and Bentley College, a corporator of Emerson Hospital, a director of the Discovery Museums, the John F. Kennedy Library Foundation, Jobs for Massachusetts, a member of the National Business Roundtable, The Business Council, the Defense Policy Advisory Committee on Trade (DPACT), the President's Export Council, the President's National Security Telecommunications Advisory Council, the advisory committee of the American Red Cross, the Armed Services YMCA of the United States and the Armed Forces Communications and Electronics Association. He is a graduate of Northeastern University and holds honorary doctorates from Northeastern University, Merrimack College and Bentley College.

GENERAL INFORMATION

     The Board of Directors has the overall responsibility for the conduct of the business of the Corporation. Of the present 19 directors, 17 are outside directors and 2 are executive officers of the Corporation. The Board of Directors held 6 meetings during 1997 and each of the directors attended 75% or more of the total of all meetings of the Board and of the committees of the Board on which each director served during the year. Each member of the Board of the Corporation, except Mr. Cash, Mr. Poe, Mr. Reznicek and Mr. Weissman, is also a member of the Board of Directors of the Bank. The Board of Directors of the Bank held 12 meetings during 1997. Each member of the Executive Committee and the Examining and Audit Committee of the Corporation is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

     The Board of Directors has the following committees to assist it in carrying out its responsibilities:

     The EXECUTIVE COMMITTEE is authorized to exercise all the powers of the Board of Directors as may be legally delegated to it by the Board in the management and direction of the business and affairs of the Corporation, including without limitation the review and approval of policies for the extension of credit, investment of the Corporation's assets and financial management; and to monitor activities under these policies and report periodically to the Board. Its members are Charles F. Kaye, Chair, Joseph A. Baute, Marshall N. Carter, Truman S. Casner and David A. Spina. During 1997, the Committee held 13 meetings.

     The EXAMINING AND AUDIT COMMITTEE oversees the operation of a comprehensive system of internal controls to ensure the integrity of the Corporation's financial reports and compliance with laws, regulations and corporate policies, monitors communication with external auditors and bank regulatory authorities and recommends the selection of the Corporation's independent auditors. The Committee is composed of Joseph A. Baute, Chair, Tenley E. Albright, I. MacAllister Booth and John M. Kucharski. During 1997, the Committee held 8 meetings.

     The EXECUTIVE COMPENSATION COMMITTEE oversees the compensation system for the Corporation's executive officers and non-management directors. The Committee consists of Robert E. Weissman, Chair, I. MacAllister Booth, Nader
F. Darehshori, Charles F. Kaye, Charles R. LaMantia and Bernard W. Reznicek. During 1997, the Committee held 5 meetings.

     The NOMINATING COMMITTEE, which held 3 meetings during 1997, is composed of I. MacAllister Booth, Chair, Marshall N. Carter, Arthur L. Goldstein, David
B. Perini, Dennis J. Picard and Alfred Poe. The Committee recommends nominees to the boards of the Corporation and the Bank. In carrying out its responsibility of finding the best qualified directors, the Committee will consider proposals from a number of sources, including recommendations for nominees submitted upon timely written notice to the Secretary of the Corporation by stockholders.



COMPENSATION OF DIRECTORS

     Directors who are also employees of the Corporation or the Bank receive no compensation for serving as directors or as members of committees. Directors who are not employees of the Corporation or the Bank received an annual retainer of $25,000, payable at their election in shares of Common Stock of the Corporation or in cash, plus a fee of $1,500 for each meeting of the Board of Directors and each committee meeting attended, as well as travel accident insurance and reimbursement for travel expenses, and 260 shares of deferred stock payable when the director leaves the Board or retires, for the period April 1997 through March 1998. In 1997, all outside directors elected to receive their annual retainer in shares of Common Stock.
     Under a plan effective January 1, 1995, non-employee directors with at least five years' service are eligible for an annual retirement benefit equal to their annual retainer at retirement, payable for a period equal to the length of service of the director on the Board, up to a maximum of ten years.

                BENEFICIAL OWNERSHIP OF SHARES

MANAGEMENT

     The table below sets forth the number of shares reported to the Corporation of the Common Stock of the Corporation beneficially owned (as determined under the rules of the Securities and Exchange Commission) by each nominee for Class II Director, and for each Class I and Class III Director, the chief executive officer and the four other most highly compensated executive officers and by those persons and other executive officers as a group as of the close of business on February 1, 1998. None of the nominees, other directors or executive officers individually owned beneficially as much as 1% of the outstanding shares of Common Stock. The nominees, other directors and executive officers in the aggregate beneficially owned 1.52% of the Corporation's Common Stock.

                                          Amount and Nature
                                          of Beneficial
 Name                                        Ownership
 -----                                    -----------------

 Tenley E. Albright, M.D.                     16,344(1)(7)
 Joseph A. Baute                              15,720(2)(7)
 I. MacAllister Booth                         10,118(7)
 Dale L. Carleton                            189,782(3)
 Marshall N. Carter                          245,370(3)(4)
 James I. Cash, Jr.                            8,686(7)
 Truman S. Casner                             13,365(5)(7)
 Nader F. Darehshori                           9,523(7)
 Arthur L. Goldstein                           2,906(7)
 David P. Gruber                               1,275
 Charles F. Kaye                              61,786(7)
 John M. Kucharski                             7,914(7)
 Charles R. LaMantia                           7,446(5)(7)
 Ronald E. Logue                              98,019(3)
 Nicholas A. Lopardo                         355,930(3)(5)
 David B. Perini                              20,359(7)
 Dennis J. Picard                             10,010(7)
 Alfred Poe                                    4,186(7)
 Bernard W. Reznicek                          10,614(7)
 David A. Spina                              852,344(3)(6)
 Diana Chapman Walsh                             875
 Robert E. Weissman                           12,686(7)

 All of the above and other
 executive officers as a group
 (28 persons)                              2,452,430(3)(5)
--------------------
(1) Includes 6,398 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 2,200 shares owned by a family member with respect to which she disclaims beneficial ownership.

(2) Includes 400 shares owned by a member of Mr. Baute's family with respect to which he disclaims beneficial ownership.

(3) Includes shares which may be acquired within 60 days through the exercise of stock options as follows: Mr. Carleton, 133,056; Mr. Carter, 102,000; Mr. Lopardo, 252,280; Mr. Logue, 70,892; Mr. Spina, 402,400, and the group, 1,349,700.

(4) Includes 113,370 shares held jointly and 30,000 shares owned by a member of Mr. Carter's family with respect to which he disclaims beneficial ownership.

(5) Includes shares as to which voting power is shared, as follows: Mr. Casner, 4,000; Dr. LaMantia, 2,000; Mr. Lopardo, 10,976, and the group, 19,976.

(6) Includes 40,000 shares owned by a member of Mr. Spina's family with respect to which he disclaims beneficial ownership.

(7)  Includes 260 shares of deferred stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by regulations to furnish the Corporation with copies of all Section 16(a) forms which they file.

     Based on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that in 1997 all Section 16(a) filing requirements applicable to its executive officers and directors were met. The initial report on Form 3 of Dr. Diana Chapman Walsh, although timely filed, did not report 400 shares held in trust, and Dr. Walsh filed an amended Form 3.

CERTAIN TRANSACTIONS

     During 1997 certain directors and executive officers of the Corporation and the Bank, and various corporations and other entities associated with such directors, were customers of the Bank and its affiliates and had ordinary business transactions with the Bank. The transactions include loans and commitments made in the ordinary course of the Bank's business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons with no more than normal risk of collection, nor did they present other unfavorable features. During 1997, the Bank and other subsidiaries of the Corporation have used products or services of Cognizant Corporation and a subsidiary of Ionics, Incorporated with which two of the directors of the Corporation were associated. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future. Ropes & Gray, a law firm of which Mr. Casner, a director of the Corporation, is a partner, was retained by the Corporation to handle certain legal matters during the past year. It is anticipated that the firm will continue to provide legal services in the current year.

     No executive officer of the Corporation is allowed to borrow from the Bank other than through the use of a reserve account with limits of up to $20,000 as allowed by Massachusetts law and at the same interest rate paid by the public.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Corporation's Executive Compensation Committee are I. MacAllister Booth, Nader F. Darehshori, Charles F. Kaye, Charles R. LaMantia, Bernard W. Reznicek and Robert E. Weissman, Chair. None of these individuals is or has been an officer or employee of the Corporation or the Bank.

       REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee of the Board of Directors (the "Committee") furnishes the following report on Executive Compensation.

POLICY

     State Street combines information technology with banking, trust, investment management and securities processing capabilities to support the investment strategies of our customers worldwide. The Corporation's goal is to be the leading company serving institutional investors worldwide. The Corporation's executive compensation program, by providing competitive pay and aligning executive compensation with the Corporation's business strategy, is designed to attract and retain superior executives, to focus these individuals on achieving the Corporation's objectives and to reward executives for meeting specific short-term and long-term performance targets. The executive compensation program places emphasis on challenging performance goals, business growth and sustainable real growth in earnings per share. By including stock based compensation plans within the compensation strategy, State Street links closely the goals of stockholders and executives. Nineteen executives participated in the executive compensation program in 1997. The chairman and chief executive officer, the president and chief operating officer, the vice chairmen, and executive vice presidents are considered executives for this purpose.

     The principles of State Street's compensation strategy are applied throughout the Corporation. Since executives of the Corporation have the greatest opportunity to influence long-term performance, a greater proportion of their compensation is linked to the achievement of long-term financial goals and to stock price. Other individuals who manage business units or have corporate functional or staff responsibilities have a significant opportunity to influence the Corporation's results, and a sizable portion of their total compensation is related to the achievement of financial goals of both the unit and the Corporation. In addition to executives, many officers who make significant contributions to the Corporation participate in the Corporation's equity incentive programs and in a variety of annual incentive plans. In line with competitive practices, State Street also offers specific bonus opportunities to individuals who have specialized sales, trading or investment responsibilities. Outstanding performance by these specialists is rewarded with bonuses linked directly to the attainment of challenging and measurable business goals.

     The Executive Compensation Committee is comprised entirely of independent, non-employee directors. The Committee is responsible for setting and administering policies which relate to executive compensation, other incentive programs and the equity incentive programs of the Corporation. The Committee on an annual basis reviews and evaluates the Corporation's executive compensation program.

     The Committee met five times in 1997 and reported its activities to the Board of Directors. In conjunction with its annual comprehensive review and evaluation of the executive compensation program, the Committee engaged its own independent compensation consultant. The consultant worked for the Committee in reviewing the executive compensation program, in reviewing a reference group of public companies against which the Corporation's executive compensation, financial performance and total return to stockholders was compared, and in considering modifications to existing plans. The Committee, with assistance from its independent consultant, validated this group of companies as a reference group against which to compare compensation practices and competitive levels of compensation. This group includes large U.S. bank holding companies, selected technology-based companies engaged in servicing businesses and believed to be competing with the Corporation for the same caliber of executive talent, and New England bank holding companies.

     The Committee believes that the Corporation's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Therefore, the reference companies used for comparative compensation purposes contain some overlap with, but are not identical to, the companies in the S&P Financial Index used for performance comparison under "Stockholder Return Performance Presentation".

     The elements of the Corporation's executive compensation program currently consist of base salary, annual bonus, performance units, stock options and restricted stock awards. These are integrated components where salary and bonus reflect one year results, performance units reflect two year results and stock options and restricted stock awards reflect long-term stock price appreciation. As a result of its 1997 review, the Committee has determined that the fundamental elements of this compensation plan are appropriate for a program that supports the Corporation's business strategy, provides competitive compensation and creates value for stockholders. The Committee's policies with respect to each of these elements, including the bases for the compensation reported for 1997 to the Corporation's chief executive officer, Mr. Carter, and chief operating officer, Mr. Spina, are discussed below.

BASE SALARIES

     The Committee recommends to the Board of Directors the base salary of Mr. Carter and Mr. Spina and reviews the salaries of the other executives. Base salaries for executives are determined by subjectively evaluating the responsibilities of the position, the strategic value of the position to State Street, and the experience and performance of the individual. No specific formula is used to set base salaries. The Committee has determined however, that to be competitive it is appropriate for State Street's executive salary levels to be near the median of the reference group.

     Annual salary adjustments are determined by reviewing market compensation data and subjectively considering the overall scope of each position and its strategic importance to State Street, the performance of the Corporation, an evaluation of the individual's performance and the length of time since the individual's last salary increase. The Committee also considers the range of salary increases which are awarded to all employees of the Corporation. With respect to the base salary granted to Mr. Carter and Mr. Spina, the Committee reviewed all of the factors noted above including data supplied by the compensation consultant on market levels of pay for the chief executive officer and chief operating officer at companies in the reference group and the recent performance of the Corporation including specifically earnings per share and return on equity under the leadership of Mr. Carter and Mr. Spina. No particular weight was applied to any single factor in making the Committee's determination. When compared to salaries paid to chief executive officer positions in the reference group, Mr. Carter's salary was slightly above the median.

ANNUAL BONUSES

     The Corporation's executives are eligible for annual cash bonuses under the provisions of the Senior Executive Annual Incentive Plan which was approved at the 1997 annual meeting of stockholders. The terms of the plan provide that the Committee assign to each executive a minimum, target and maximum bonus award opportunity, stated as a percent of salary. The levels of bonus opportunity assigned to each executive are determined by reviewing competitive compensation data supplied by the compensation consultant, the level of responsibility of each executive and the strategic importance of the executive's position to the Corporation. At its meeting in December of 1996, the Committee assigned a range of bonus opportunity for Mr. Carter for 1997 at a minimum award of 0% of salary, a target award of 90% of salary and a maximum award of 180% of salary.

The minimum bonus opportunity for Mr. Spina was established at 0% of salary, the target award was 80% of salary and the maximum award was 160% of salary. The actual level of bonus earned is based upon achievement of specific performance targets established by the Committee. Annually the Committee reviews one and five year earnings per share and return on equity data for the reference group as well as for other companies represented in the S&P Financial Index. The Corporation's total return to stockholders for the one and five year period as compared to the S&P Financial Index is also reviewed. In establishing targets for the annual incentive plan, the Committee considers this data along with the Corporation's long-term financial goals, the specific financial goals for the following year, and the business environment in which the Corporation is operating. The Committee then establishes the measures that will be used, the weighting of the measures and specific performance targets at which various levels of bonus will be earned.

     The 1997 performance targets were based on earnings per share and return on equity. The Committee approved a performance/payout schedule which identified various earnings per share and return on equity levels at which specific awards would be earned. The Committee further specified that amounts earned in excess of the target award level would be paid in shares of the Corporation's common stock.

     At its meeting in February 1998, the Committee certified that specific performance goals had been achieved and approved a total bonus payment for 1997 of $1,372,275 for Mr. Carter and $834,600 for Mr. Spina. Bonuses for other participants in the plan receiving bonuses totaled $5,284,306 for the year. In all cases, amounts earned over target amounts were paid in shares of the Corporation's common stock.

PERFORMANCE UNITS

     Long-term compensation is provided to executives in the form of both performance units and equity awards. Performance units represent a contingent right to a cash payment, based upon the price of the Corporation's common stock, in the event the Corporation meets specified performance goals over a specified time period following the grant. Performance units have been granted to the Corporation's executives once every two years or at the time an officer joined the executive group.

     At its meeting in December 1996, the Executive Compensation Committee granted performance units under the 1994 Stock Option and Performance Unit Plan to the executive group. These grants included 80,000 performance units granted to Mr. Carter and 50,000 performance units granted to Mr. Spina. The size of the grants was determined based upon subjective factors, including primarily the perceived importance of the executive's contribution to the success of the Corporation, similar to the subjective factors considered in setting base salary, and a target level of long-term incentive opportunity based upon data supplied by the Committee's compensation consultant with respect to the reference group. These grants have a two year performance period covering the years 1997 and 1998. At its meeting in February 1997, the Committee established performance targets for the 1997-1998 performance period for these grants. Performance units are earned based on targets tied to a combination of return on equity, earnings per share and total return to stockholders measures. At the end of the two year performance period, December 31, 1998, a cash payment will be calculated based upon the number of performance units earned times the market value of the Corporation's common stock at the end of the performance period. In this way, the final cash value of the performance units relates directly to both corporate financial performance in determining how many units are earned and stock price appreciation in determining the cash value of the units earned.

STOCK OPTIONS

     Typically, stock options are granted to executives every two years or at the time an officer joins the executive group, although the Committee has the authority to grant options at any time and has made additional grants in conjunction with new responsibilities assumed by members of the executive group. The Committee selects the executives to receive options and sets the size of option awards based upon subjective factors, including primarily the perceived importance of the executive's contribution to the success of the Corporation, similar to the subjective factors considered in setting base salary, a target level of long-term incentive opportunity based upon data supplied by the compensation consultant with respect to the reference group and upon the amount of and value of the performance units which are granted concurrently. The exercise price of options is equal to the market price of the shares at the time of the grant and the options become exercisable in equal installments over a three year period. Because stock options are granted at market price, the value of the stock options is wholly dependent upon an increase in the Corporation's stock price. The Committee views stock option grants as a part of the executive's total compensation package for the period covered by the grant, and therefore, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

     At its meeting in December 1996, the Committee granted Mr. Carter options to purchase 300,000 shares and Mr. Spina options to purchase 160,000 shares based upon a subjective review of all of the factors noted above; no particular weight was applied to any single factor in making the Committee's determination.

RESTRICTED STOCK

     Restricted stock awards are used to recruit, motivate and retain high potential individuals. Typically, awards are made to individuals who are not members of the executive group. Occasionally the Committee will grant restricted stock to members of the executive group as part of a recruitment package or based upon subjective factors, to reward what is perceived to be exceptional performance. One member of the executive group received an award in 1997. The award was made without payment from the recipient and provides for a restricted period of one year.

TAX LAW

     Section 162(m) of the Internal Revenue Code generally precludes the Corporation from taking federal income tax deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and any of its four other highest paid executive officers, if those individuals are employed on the last day of the tax year. Performance-based compensation is not, however, generally subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. The Committee reviewed all elements of the executive compensation program against the standards for qualifying for the tax deduction. Stock option and performance unit awards under the 1994 Stock Option and Performance Unit Plan and under the 1997 Equity Incentive Plan and awards under the Senior Executive Annual Incentive Plan have been designed to qualify as performance-based compensation, with the intended result that the deduction of compensation under these plans, including compensation from the exercise of options or from performance units, would not be affected by the Section 162(m) deduction limits. A portion of a bonus earned in 1997 under the State Street Global Advisors Incentive Plan did not qualify for the federal income tax deduction pursuant to Section 162(m).

     The restricted stock award was not intended to qualify for exemption from the Section 162(m) limits; as a result, the deductibility of all or a portion of the compensation provided by this award may be limited under Section 162(m).

     In administering the executive compensation program, the Committee will continue to consider whether the deductibility of compensation will be limited under Section 162(m) and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.

CONCLUSION

     Through the program described above, the Corporation's executive compensation is linked directly to the Corporation's performance, growth in stockholder value and each executive's contribution to those results. As the Corporation's business changes, particularly in light of its efforts to expand globally, and with the increasingly competitive and complex business and regulatory environment, the continuing assessment of the compensation structure and goals is required to assure that compensation incentives remain consistent with stockholder interest and closely tied to continuing growth in stockholder value.


                                      Submitted by,

                                      I. MacAllister Booth
                                      Nader F. Darehshori
                                      Charles F. Kaye
                                      Charles R. LaMantia
                                      Bernard W. Reznicek
                                      Robert E. Weissman, Chair

                     EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long term compensation paid by the Corporation and its subsidiaries, including the Bank, to the chief executive officer and the four other most highly compensated executive officers of the Corporation (the "Named Executive Officers") for the periods shown.

                             SUMMARY COMPENSATION TABLE

                                                         LONG TERM
                             ANNUAL COMPENSATION         COMPENSATION
                     ---------------------------------  ---------------
                                                        AWARDS   PAYOUTS
                                                        ------   -------
NAME                                         OTHER      SECURITIES          ALL OTHER
AND                                          ANNUAL     UNDERLYING  LTIP    COMPEN-
PRINCIPAL                  SALARY   BONUS    COMPENSA-  OPTIONS    PAYOUTS  SATION
POSITION             YEAR  ($)     ($)(1)   TION($)(3)  (#)(2)    ($)(3)   ($)(4)
---------            ----  ------   ------   ---------  ---------  -------  --------

Marshall N. Carter
Chairman and         1997  937,517  1,372,275     0        None        0      4,750
Chief Executive      1996  862,500    640,406     0      300,000  1,772,196   4,750
Executive Officer    1995  750,004    455,627     0        None        0      4,620

David A. Spina(5)
President and        1997  643,767    834,600     0        None        0      4,750
Chief Operating      1996  606,250    360,113     0      160,000  1,181,464   4,750
Operating Officer    1995  550,003    267,301     0       50,000       0      4,620

Nicholas A.          1997  500,019  1,576,775     0       25,000       0      4,750
Lopardo (6)          1996  487,500  1,171,313     0       72,000    590,732   4,750
Vice Chairman        1995  450,002    957,251     0        None        0      4,620

Dale L. Carleton(7)  1997  437,504    469,463     0       25,000       0      4,750
Vice Chairman        1996  387,500    191,813     0       72,000    886,098   4,750
                     1995  343,752    139,220     0        None        0      4,620

Ronald E. Logue      1997  437,522    469,463     0       15,000       0      4,750
Executive Vice       1996  381,250    188,719     0       72,000    738,415   4,750
President            1995  325,000    131,626     0        None        0      4,620
-------------------------------

(1) Bonuses earned in excess of the targets established pursuant to the Senior Executive Annual Incentive Plan were paid in shares of the Corporation's Common Stock calculated at the fair market value on February 19, 1998 ($60.0625), as follows: Mr. Carter received $855,000 in cash and $517,275 in shares; Mr. Spina received $520,000 in cash and $314,600 in shares; Mr. Lopardo received $325,000 in cash and $196,625 in shares; Mr. Carleton received $292,500 in cash and $176,963 in shares, and Mr. Logue received $292,500 in cash and $176,963 in shares.

(2)  Reflects a two-for-one stock split effective April 1997.

(3) Long term compensation payouts reflect performance units earned in accordance with the attainment of performance targets for the 2 year period, 1995-1996, and paid in cash equal to the fair market value of the Corporation's Common Stock at the end of the performance period.

(4)  Reflects the Corporation's contributions to the Salary Savings Program.

(5) Mr. Spina was elected President and Chief Operating Officer on December 21, 1995.

(6) Includes bonuses from the Corporation's Senior Executives Annual Incentive Plan and from the State Street Global Advisors Incentive Plan. Elected Vice Chairman on December 18, 1997; was Executive Vice President prior thereto.

(7) Elected Vice Chairman on December 18, 1997; was Executive Vice President prior thereto.

                OPTION GRANTS IN LAST FISCAL YEAR


                                                            Potential Realizable
                                                            Value at Assumed
                                                            Annual Rates of
                                                            Stock Price
                                                            Appreciation for
                    Individual Grants                       Option Term(2)
----------------------------------------------------------  --------------------
       (a)            (b)       (c)       (d)       (e)         (f)       (g)
                               Percent
                   Number of   of Total
                   Securities  Options
                   Underlying  Granted to Exercise
                   Options     Employees  or Base
                   Granted     In Fiscal  Price    Expiration
Name               (#)(1)      Year       ($/Sh)   Date        5$($)   10%($)
----               ----------  ---------- -------- ----------  -----   ------
Marshall N. Carter    None         ---       ---       ---      ---     ---

David A. Spina        None         ---       ---       ---      ---     ---

Nicholas A. Lopardo  25,000       1.9      $56.25   12/17/07  884,000  2,241,000

Dale L. Carleton     25,000       1.9      $56.25   12/17/07  884,000  2,241,000

Ronald E. Logue      15,000       1.1      $56.25   12/17/07  531,000  1,345,000
--------------------

(1) Options become exercisable in 33 1/3% installments over a three year period commencing December 18, 1998. No SARs were granted.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as set by the Securities and Exchange Commission. The actual value, if any, that the Named Executive Officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
                                                                 VALUE OF
                                                                 UNEXERCISED
                                          NUMBER OF SECURITIES   IN-THE-MONEY
                                          UNDERLYING UNEXERCISED OPTIONS AT
                                          OPTIONS AT             DECEMBER 31, 1997
                                          DECEMBER 31, 1997(1)   ($)(2)
                                          ---------------------- ------------------
                    SHARES      VALUE
                    ACQUIRED ON REALIZED   EXER-      UNEXER-    EXER-      UNEXER-
NAME                EXERCISE(#) ($)(3)     CISABLE    CISABLE    CISABLE    CISABLE
----                ----------- --------   -------    -------    -------    -------
Marshall N. Carter    92,800    3,539,000  150,000    294,000   4,781,000  9,404,000

David A. Spina         None        ---     402,400    199,600  17,457,000  6,657,000

Nicholas A. Lopardo   15,044      773,200  252,280    112,520  11,854,000  3,043,000

Dale L. Carleton       None        ---     133,056    112,520   5,659,000  3,043,000

Ronald E. Logue        None        ---     118,240     94,932   4,590,000  2,657,000
--------------------

(1) Reflects a two-for-one stock split effective April 1997.

(2) Represents the difference between the fair market value of the stock on December 31, 1997 ($58.09375) and the exercise price of the stock options.

(3) Represents the difference between the fair market value of the stock at the time of the exercise and the exercise price of the stock options.

            STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the S&P 500 Index and the S&P Financial Index for the period of five fiscal years which commenced December 31, 1992 and ended December 31, 1997, assuming $100 invested in the Corporation's Common Stock and in each index on December 31, 1992 and assuming reinvestment of dividends. The S&P Financial Index is a publicly available measure of 71 of the Standard & Poor's 500 companies, representing 33 banking companies, 20 insurance companies and 18 financial services companies.

               Comparison of Five-Year Cumulative Total Return

                                  [GRAPH]

                           YEAR ENDED DECEMBER 31

                            1992     1993     1994     1995     1996     1997

State Street Corporation
Total Return                $100     $ 87     $ 68     $108     $157     $286

S&P 500 Index
Total Return                 100      110      112      153      189      252

S&P Financial Index
Total Return                 100      111      107      165      223      330

                       RETIREMENT BENEFITS

     As of January 1, 1990, the benefit formula under the Corporation's defined benefit plan (the "Retirement Plan") was changed to a cash balance formula. An account balance was established for each participant equal to the then present value of the participant's benefit earned to date. Each year this account balance is increased by interest at a specified rate and a contribution credit equal to a percentage of the participant's base salary for the calendar year exclusive of overtime, bonuses or other extraordinary benefits or allowances. The percents of base salary are 4.0% for the first year of participation increasing to 11.25% for the thirtieth year, and zero thereafter. Employees who were participants on December 31, 1989 will receive the greater of their account balance or the benefit derived from the "grandfathered" formula if the participant retires from the plan. The grandfathered formula, based on 30 years of service, is equal to a benefit of 50% of final average pay minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced pro rata.


     Employees are enrolled in the Retirement Plan following the completion of one year of service and attainment of the age of 21. The normal retirement age is 65, although earlier retirement options are available. The Retirement Plan has a five-year vesting provision, and participants who are vested will receive their account balance or annuity equivalent if they leave the employ of the Corporation or the Bank before retirement.
     Under federal law, an employee's benefits under a qualified retirement plan are limited to certain maximum amounts. On October 1, 1987, the Corporation adopted a supplemental retirement plan, as amended (the "1987 Supplemental Plan") to supplement the benefits under the Retirement Plan by payment of additional retirement benefits out of general funds of the Corporation. Each of the Named Executive Officers is included in the 1987 Supplemental Plan.

     Effective as of January 1, 1995 the Corporation adopted a supplemental defined benefit pension plan (the "1995 Supplemental Plan") to provide certain key employees with retirement benefits and encourage the continued employment of such employees with the Corporation. The 1995 Supplemental Plan provides for the payment of additional annual benefits upon retirement at age 65 (or a proportionately reduced amount in the event of retirement on or after the age of 55 but prior to the age of 65), calculated as a straight life annuity, equal to 50% of such participant's final average earnings (highest average of any 5 consecutive years' earnings, as defined therein, during the last 10 years of employment) less annual benefits paid to such participant from the Retirement Plan, the 1987 Supplemental Plan and other retirement income payable to such participant under other plans of the Corporation or other of the participant's employers. Such benefits are subject to forfeiture in the event that the participant's employment with the Corporation terminates for any reason prior to reaching age 55 or completing 10 full years of employment with the Corporation. In addition, such benefits shall terminate if the participant engages in certain competitive activities within two years of termination. Each of the Named Executive Officers is included in the 1995 Supplemental Plan.

     Under an agreement dated March 5, 1992, Mr. Carter will receive an additional pension contribution as a percent of base compensation calculated as if a contribution had been made to the Retirement Plan of 7.50% in the first year and 3.75% in each of the next 15 years. In addition, the Carter Letter Agreement (as defined below) provides, among other things, that the forfeiture and termination provisions relating to the 1995 Supplemental Plan will be deemed inapplicable in the event that (i) Mr. Carter's employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001 and (ii) he is not eligible for the severance benefits set forth in the change of control arrangements described below. See - "Termination of Employment and Change of Control Arrangements".

     Final average earnings include annual base salary plus any annual cash incentive compensation awards only. As of December 31, 1997, the credited years of service for each of the Named Executive Officers were as follows:
Mr. Carter, 5; Mr. Spina, 24; Mr. Lopardo, 9; Mr. Carleton, 18; and Mr.
Logue, 6. Current compensation covered by the Retirement Plan as of December 31, 1997 for each of the Named Executive Officers was as follows: Mr. Carter, $1,540,406; Mr. Spina, $985,121; Mr. Lopardo, $1,671,329; Mr. Carleton,
$591,821; and Mr. Logue, $588,727.

     The estimated annual aggregate benefits (which are not subject to a deduction for Social Security), assuming a single life annuity, payable upon normal retirement under the final average pay formula to the Named Executive Officers assuming each continues to be employed by the Corporation until age 65 at his annual base salary and cash incentive compensation at December 31, 1997 are as follows: Mr. Carter, $770,203; Mr. Spina, $492,561; Mr. Lopardo, $835,665; Mr. Carleton, $295,911; and Mr. Logue, $294,364.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has employment agreements with Messrs. Carter, Spina, Lopardo, Carleton and Logue which become operative following a change of control of the Corporation, as defined in the employment agreements. The employment agreements continue in effect while the executive officers are employed by the Corporation until December 31, 1997 with provision for automatic renewal, and remain in effect for a period of two years after a change of control. If the employment of the executive officers is terminated following a change of control, or if Mr. Carter's or Mr. Spina's employment is terminated voluntarily within thirty days of the six month period following a change of control, or within thirty days of the twelve month period following a change of control for the other Named Executive Officers they would become entitled to various benefits under the employment agreements, including payment of three times the executive officers' base salary and bonus, unless the executive officers' employment were terminated by the Corporation for cause or by the executive officers without good reason as defined in the agreement. If the executive officers had been terminated on December 31, 1997, they would have been entitled to receive the following amounts as severance pay: Mr. Carter, $6,966,873; Mr. Spina, $4,453,848; Mr. Lopardo, $6,230,373; Mr. Carleton, $2,758,389; and Mr. Logue, $2,758,461. The
Corporation will make additional payments in an amount such that after the payment of income and excise taxes, the executive officer will be in the same after tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed. Each of the outstanding agreements pursuant to which stock options and performance units were granted to Messrs. Carter, Spina, Lopardo, Carleton and Logue by the Corporation contains provisions for acceleration of stock options and payment of performance units following a change of control. A change of control is defined in the agreements to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of a majority of the Corporation's assets.

     The Corporation entered into a letter agreement with Mr. Carter (the "Carter Letter Agreement") that provides for severance pay equal to two years' salary and bonus if (i) his employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001, and (ii) he is not eligible for the severance benefits set forth in the change in control arrangements described above. In such circumstances, for purposes of determining the amount payable to Mr. Carter pursuant to the 1995 Supplemental Plan (i) the forfeiture and termination provisions described above will be deemed inapplicable, and (ii) the benefits otherwise payable thereunder will be reduced by multiplying such amounts by a fraction, the numerator of which is the number of whole calendar months Mr. Carter was employed by the Corporation and the denominator of which is 120. Such payments shall terminate in the event that Mr. Carter becomes employed by one of the top five master trust or custody banks or one of the top five mutual fund custodians within two years of termination (the "Non-Competition Clause"). The Carter Letter Agreement also provides that in the event of a change in control of the Corporation and termination of Mr. Carter's employment under circumstances which entitle him to receive a severance payment pursuant to the change in control arrangements described above the 1995 Supplemental Plan will be modified in the manner set forth above (except that the Non-Competition Clause will be inapplicable) and Mr. Carter will be provided with a benefit equivalent in value to that which he would receive had his employment with the Corporation continued an additional three years.

     The Corporation has an Executive Compensation Trust (the "Trust") to provide a source for payments required to be made to participants, including Messrs. Carter, Spina, Lopardo, Carleton, and Logue under the 1987 Supplemental Plan, the 1995 Supplemental Plan and to Mr. Carter pursuant to the Carter Letter Agreement. The Trust has been partially funded in the amount of $5,000,000. The Trust is revocable until a change of control occurs, at which time it becomes irrevocable. A change of control is defined to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of a majority of the Corporation's assets.


                         VOTE REQUIRED

     The six nominees for election as directors who receive a plurality of the votes properly cast for the election of directors at the Annual Meeting, a quorum being present, shall be elected directors. Consistent with state law and under the Corporation's By-laws, a majority of the shares entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Corporation to act as tellers for the meeting.

     The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes "for" a director. As a result, none of the withheld votes will have any effect on the outcome of the voting on the election of directors (assuming a quorum is otherwise present).

              RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Examining and Audit Committee, has selected Ernst & Young LLP as independent auditors for the Corporation for the year ending December 31, 1998. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.


             PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

     Stockholders who wish to present proposals at the 1999 Annual Meeting of Stockholders for inclusion in the Corporation's proxy material for that meeting must submit such proposals to the Secretary of the Corporation on or before November 10, 1998 for inclusion in the proxy materials circulated by the Board of Directors relating to the 1999 Annual Meeting.

     Pursuant to the By-laws of the Corporation, proposals of business and nominations for directors other than those to be included in the Corporation's proxy statement and form of proxy may be made by stockholders of record entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 1999 Annual Meeting must be delivered to the Secretary of the Corporation no earlier than January 15, 1999 and no later than February 15, 1999 unless the date of the 1999 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 1998 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined) a stockholder's notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined) is first made of the election or nomination of such New Nominee. Any proposal of business or nomination should be mailed to: Secretary, State Street Corporation, 225 Franklin Street, Boston, Massachusetts 02110.

                        OTHER MATTERS

     The Board of Directors does not know of any other matters which may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

     The Board of Directors would like to have you attend the meeting in person. Please, however, mark, date, sign and return the enclosed proxy as promptly as possible in any event. If you attend the meeting, you may nonetheless vote in person by ballot if you desire.


March 10, 1998

                      [STATE STREET LOGO]
                    State Street Corporation
                      225 Franklin Street
                     Boston, MA 02110-2804

PROXY                                                       PROXY
                   STATE STREET CORPORATION

         Annual Meeting of Stockholders - April 15, 1998

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of State Street Corporation (the "Corporation") hereby appoints Susanne G. Clark, Evalyn Lipton Fishbein and Claire A. Fusco (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 15, 1998 and at any adjournments thereof, with the power the undersigned would possess if personally present, and to vote, as designated, all shares of Common Stock of the Corporation which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

To vote in accordance with the Board of Directors' recommendations just sign and date the other side; no boxes need to be checked.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

------------------------                        --------------------------
------------------------                        --------------------------
------------------------                        --------------------------
------------------------                        --------------------------

[x] PLEASE MARK VOTES AS IN THIS      1. Election of Six Directors:
    EXAMPLE
---------------------------------        FOR ALL               FOR ALL
    STATE STREET CORPORATION             NOMINEES  WITHHOLD    EXCEPT
---------------------------------          [ ]       [ ]        [ ]
The matters to come before               D. Gruber  C. LaMantia  A. Poe
the meeting are fully described          D. Spina  D. Walsh  R. Weissman
in the Notice of and Proxy
Statement for the meeting,                If you do not wish your shares
receipt of which is hereby                voted "FOR" one or more
acknowledged.  THE SHARES                 nominee(s), mark the "For All
REPRESENTED BY THIS PROXY WILL            Except" box and strike a line
BE VOTED IN ACCORDANCE WITH THE           through the name(s) of the
SPECIFICATIONS MADE.  IF NO               nominee(s).  Your shares will
SPECIFICATION IS MADE, THE PROXY          be voted for the remaining
WILL BE VOTED FOR THE ELECTION OF         nominee(s).
DIRECTORS AS SET FORTH IN ITEM 1.
                                       2. In their discretion, the
                                          Proxies are authorized to
      RECORD DATE SHARES:                 vote upon such other business
                                          as may come before the
                                          meeting or any adjournments
        REGISTRATION                      thereof.


Please be sure to sign and date
this Proxy.
                  Date                    Mark box at right if an
                                          address change or comment  [ ]
--------------------------------------    has been noted on the
Stockholder       Co-owner                reverse side of this card.
signs here        signs here


DETACH CARD                                                       DETACH CARD
-----------------------------------------------------------------------------

                         STATE STREET CORPORATION

DEAR STOCKHOLDER:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of State Street Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 15, 1998, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTORS NOMINATED.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,



Marshall N. Carter
Chairman and Chief Executive Officer